Exhibit 99.7

                       CONVERTIBLE NOTE PURCHASE AGREEMENT

         THIS CONVERTIBLE NOTE PURCHASE AGREEMENT (the "Agreement") is made as of December 17, 2002 by and among Essex Corporation, a Virginia corporation (the "Company"), and Hannon Family LLC ("Purchaser").

         The parties hereby agree as follows:

1.       AMOUNT AND TERMS OF THE CONVERTIBLE PROMISSORY NOTE.

1.1 THE NOTE. On the terms and subject to the conditions of this Agreement, the Purchaser agrees to make a loan to Company concurrently with the execution of this Agreement in the amount of Five Hundred Thousand Dollars ($500,000) (the "Loan"). The Company concurrently with the execution of this Agreement is executing and delivering to the Purchaser a convertible promissory note in the form of EXHIBIT A (the "NOTE") in the principal amount of the Purchaser's Loan.

2.       THE CLOSING.

2.1 CLOSING. The closing of the purchase and sale of the Note (the "Closing") shall be held on the date hereof or at such other time as the Company and Purchaser shall agree (the "Closing Date").

2.2 DELIVERY. At the Closing (i) Purchaser will deliver to the Company a check or wire transfer funds in the amount of Five Hundred Thousand Dollars ($500,000); and (ii) the Company shall issue and deliver the Note to Purchaser.

3.       REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.

         The Company hereby represents and warrants to Purchaser as follows:

3.1 CORPORATE POWER. The Company has all requisite corporate power to execute and deliver this Agreement and to carry out and perform its obligations under the terms of this Agreement.

3.2 AUTHORIZATION. All corporate action on the part of the Company, its directors and its stockholders necessary for the authorization, execution, delivery and performance of this Agreement by the Company and the performance of the Company's obligations hereunder, including the issuance and delivery of the Note and the reservation of the equity securities issuable upon conversion of the Note has been taken. This Agreement and the Note, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency, and the relief of debtors. The equity securities of the Company issuable upon conversion of the Note, when issued in compliance with the provisions of this Agreement and the Note will be validly issued, fully paid and nonassessable and free of any liens or encumbrances. The Note will not violate any preemptive rights or rights of first refusal, will be issued in compliance with all applicable federal and state securities laws, and will be free of any liens or encumbrances, other than any liens or encumbrances created by or imposed upon the holders through no action of the Company; PROVIDED, HOWEVER, that the Note

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and the  securities  received  upon  conversion  of the Note may be  subject  to restrictions on transfer under state and/or federal securities laws.

3.3 GOVERNMENTAL CONSENTS. All consents, approvals, orders or authorizations of, or registrations, qualifications, designations, declarations or filings with, any governmental authority, required on the part of the Company in connection with the valid execution and delivery of this Agreement, the offer, sale or issuance of the Note and the equity securities issuable upon conversion of the Note or the consummation of any other transaction contemplated hereby shall have been obtained and will be effective at the Closing, except for notices required or permitted to be filed with certain state and federal securities commissions, which notices will be filed on a timely basis.

3.4 OFFERING. Assuming the accuracy of the representations and warranties of Purchaser contained in Section 4 hereof, the offer, issue, and sale of the Note is and will be exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "1933 Act"), and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit, or qualification requirements of all applicable state securities laws.

4.       REPRESENTATIONS AND WARRANTIES OF PURCHASERS.

         Purchaser hereby represents and warrants to the Company as follows:

4.1 PURCHASE FOR OWN ACCOUNT. Purchaser is acquiring the Note and the equity securities issuable upon conversion of the Note (collectively, the "Securities") solely for its own account and beneficial interest for investment and not for sale or with a view to distribution of the Securities or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.

4.2 INFORMATION AND SOPHISTICATION. Purchaser has received all the information it has requested from the Company and it considers necessary or appropriate for deciding whether to acquire the Securities. Purchaser has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and to obtain any additional information necessary to verify the accuracy of the information given Purchaser. Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of this investment.

4.3 ABILITY TO BEAR ECONOMIC RISK. Purchaser acknowledges that investment in the Securities involves a high degree of risk. Purchaser is able, without materially impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.

4.4 FURTHER LIMITATIONS ON DISPOSITION. Without in any way limiting the representations set forth above, Purchaser agrees not to make any disposition of all or any portion of the Securities unless and until:

                      CONVERTIBLE NOTE PURCHASE AGREEMENT

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(A) There is then in effect a Registration Statement under the 1933 Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

(B) Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, Purchaser shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration under the 1933 Act or any applicable state securities laws.

(C) Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by Purchaser to a partner (or retired partner) of Purchaser, if all transferees agree in writing to be subject to the terms hereof to the same extent as if they were a Purchaser hereunder.

4.5 ACCREDITED INVESTOR STATUS. Purchaser is an "accredited investor" as such term is defined in Rule 501 under the Securities Act.

         4.6 DETERMINATION BY COMPANY TO BE FINAL, BINDING AND CONCLUSIVE. In the event any determination is required under the terms of this Agreement or the
Note including, without limitation, any definitional interpretation or other determination relating to any calculation of any conversion price or term, the good faith determination of the Board of Directors of the Company with respect to such matters shall be final, binding and conclusive for all purposes hereunder whatsoever. The parties expressly agree that the Purchaser's advance consent to any such determination and such process is a material inducement to the Company's initial issuance of the Note and that the same forms an essential basis of the bargain between the parties.

5.       MISCELLANEOUS.

5.1 USURY SAVINGS CLAUSE. The Company and Purchaser intend to comply at all times with applicable usury laws. If at any time such laws would render usurious any compensation due Purchaser under applicable law, then it is the Company's and Purchaser's express intention that the Company not be required to pay compensation for the Loan at a rate in excess of the maximum lawful rate, that the provisions of this Section 5.1 shall control over all other provisions of this Agreement, or the Note that may be in apparent conflict hereunder, that such excess amount shall be immediately credited to the principal balance of the Note (or if the Note has been fully paid or converted, refunded by Purchaser to the Company), and the provisions hereof shall immediately reformed and the amounts thereafter decreased, so as to comply with the then applicable usury law, but so as to permit the recovery of the fullest amount otherwise due under the Note.

5.2 BINDING AGREEMENT. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any third party any rights,

                      CONVERTIBLE NOTE PURCHASE AGREEMENT

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remedies,  obligations,  or  liabilities  under or by reason of this  Agreement, except as expressly provided in this Agreement.

5.3 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Maryland as applied to agreements among Maryland residents, made and to be performed entirely within the State of Maryland.

5.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5.5 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

5.6 NOTICES. Any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit with the United States Post Office, postage prepaid, addressed to the Company at its principal business office, or to Purchasers at their principal business office, or at such other address as such party may designate by ten days' advance written notice to the other party.

5.7 MODIFICATION; WAIVER. No modification or waiver of any provision of this Agreement or consent to departure therefrom shall be effective unless in writing and approved by the Company and Purchasers.

5.8 ENTIRE AGREEMENT. This Agreement and the Exhibits hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein.

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                      CONVERTIBLE NOTE PURCHASE AGREEMENT

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         IN WITNESS  WHEREOF,  the parties have executed this  CONVERTIBLE  NOTE
PURCHASE AGREEMENT as of the date first written above.


                                  COMPANY:

                                  ESSEX CORPORATION



                                  By:  /s/ Leonard E. Moodispaw
                                     ----------------------------------
                                  Name:    Leonard E. Moodispaw
                                       --------------------------------
                                  Title:   CEO
                                        -------------------------------


                                  PURCHASER:


                                      John G. Hannon
                                  ------------------------------------

                                  Hannon Family LLC

                                  By: /s/ John G. Hannon
                                  ------------------------------------






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                       CONVERTIBLE NOTE PURCHASE AGREEMENT